State Street Corporation Third-Quarter 2015 Financial Highlights October 23, 2015

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its third-quarter 2015 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, financial portfolio performance, dividend and stock purchase programs, expected outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures and new technologies, services and opportunities, as well as regarding industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters. Terminology such as “outlook,” “expect,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward looking statements, although not all forward looking statements contain such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to October 23, 2015. Important factors that may also affect future results and outcomes include, but are not limited to: The development, finalization and execution of our plan to accelerate the next phase of our transformation program to create cost efficiencies and to further digitize our interfaces with our clients in order to deliver more value, including identifying and implementing significant reductions in our cost structure and related restructuring and investment initiatives; the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign- debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed- income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and wil l continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to defer materially from those indicated by any forward-looking statements are set forth in our 2014 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, October 23, 2015, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 1 Long-term goals presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

Summary of GAAP-Basis Results

$ in millions, except per share data	Quarters 1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	% Change 3Q15 vs 3Q14	% Change 3Q15 vs 2Q15	Period 9/30/14 YTD	Period 9/30/15 YTD	% Change 9/30/15 YTD vs 9/30/14 YTD
Revenue	$2,485	$2,598	$2,582	$2,630	$2,605	$2,614	**$2,619**	1.4%	0.2%	$ 7,665	**$ 7,838**	2.3%
Expenses	2,028	1,850	1,892	2,057	2,097	2,134	**1,962**	3.7	(8.1)	5,770	**6,193**	7.3
Earnings per share (EPS)	0.81	1.38	1.26	1.12	0.90	0.94	**1.32**	4.8	40.4	3.45	**3.16**	(8.4)
Return on average common equity (ROE)	7.2%	11.9%	10.6%	9.4%	7.9%	8.3%	**11.3%**			10.0%	**9.2%**	
Pre-tax operating margin	18.3	28.7	26.6	21.6	19.3	18.3	**24.9**			24.6	**20.8**	
Average diluted common shares outstanding (in thousands)	438.8	435.3	429.7	424.3	418.8	416.7	**412.2**			434.5	**415.8**	

- 3Q15 GAAP-basis results included the following notable items:
  - $75M pre-tax or $47M after-tax ($0.11 per share) severance costs related to targeted staff reduction
  - $83M pre-tax or $49M after-tax (0.12 per share) gain related to the sale of commercial real estate acquired as a result of the Lehman Brothers bankruptcy
  - $59M ($0.14 per share) reduction of an Italian deferred tax liability as a consequence of our European legal entity restructuring activities.
- For quarters from 3Q14 to 2Q15, we announced charges (due to pre-tax legal accruals recorded in those quarters) to increase our legal reserve associated with indirect foreign exchange matters. No additional amounts were accrued in 3Q15. As of September 30, 2015, the accrual is $585M

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STATE STREET.

5 GAAP-Basis Revenue % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 vs 3Q14 3Q15 vs 2Q15 9/30/14 YTD 9/30/15 YTD 9/30/15 YTD vs 9/30/14 YTD Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 1,325$ 1,294$ (0.6)% (2.3)% 3,828$ 3,892$ 1.7% Management fees 292 300 316 299 301 304 287 (9.2) (5.6) 908 892 (1.8) Trading services 253 260 278 293 324 281 294 5.8 4.6 791 899 13.7 Securities finance revenue 85 147 99 106 101 155 113 14.1 (27.1) 331 369 11.5 Processing fees and other 56 44 17 57 61 17 120 605.9 605.9 117 198 69.2 Total fee revenue 1,924 2,039 2,012 2,056 2,060 2,082 2,108 4.8 1.2 5,975 6,250 4.6 Net interest revenue (NIR) 555 561 570 574 546 535 513 (10.0) (4.1) 1,686 1,594 (5.5) Net gain/(loss) related to investment securities 6 (2) - - (1) (3) (2) - - 4 (6) - Total revenue 2,485$ 2,598$ 2,582$ 2,630$ 2,605$ 2,614$ 2,619$ 1.4% 0.2% 7,665$ 7,838$ 2.3% % ChangeQuarters Period

6 GAAP-Basis Expenses % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 vs 3Q14 3Q15 vs 2Q15 9/30/14 YTD 9/30/15 YTD 9/30/15 YTD vs 9/30/14 YTD Compensation and employee benefits 1,157$ 978$ 953$ 972$ 1,087$ 984$ 1,051$ 10.3% 6.8% 3,088$ 3,122$ 1.1% Information systems and communications 244 244 242 246 247 249 265 9.5 6.4 730 761 4.2 Transaction processing services 191 193 199 201 197 201 201 1.0 0.0 583 599 2.7 Occupancy 114 115 119 113 113 109 110 (7.6) 0.9 348 332 (4.6) Acquisition and restructuring costs 33 28 20 52 6 3 10 (50.0) 233.3 81 19 (76.5) Other 289 292 359 473 447 588 325 (9.5) (44.7) 940 1,360 44.7 Total expenses 2,028$ 1,850$ 1,892$ 2,057$ 2,097$ 2,134$ 1,962$ 3.7% (8.1)% 5,770$ 6,193$ 7.3% % Change PeriodQuarters

7 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. State Street’s 3Q15 common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. First nine months of 2015 impacted by low interest rates and stronger U.S. dollar; 3Q15 further impacted by lower global equity markets • Year-to-date (nine months ended September 30, 2015) comparisons from same period in 2014: – EPS of $3.70 decreased slightly – Total revenue of $8,057M increased 2% – Total fee revenue of $6,413M increased 4% – Total expenses of $5,700M increased 3% – Effective tax rate of 30.0% increased 30bps – ROE of 10.8% increased 10bps – Pre-tax operating margin of 29.1% decreased 80bps Operating-Basis (Non-GAAP) Financial Highlights1 • Capital & Balance Sheet: – Average earning assets decreased from 2Q15 to 3Q15 reflecting the progress we made this quarter in reducing deposits held on our balance sheet – Issued $3B of senior debt consisting of: $1.3 billion of 10-year fixed at a yield of 3.556%; $1.2 billion of 5-year fixed at a yield of 2.599%; $500 million of 5-year floaters at a yield of 3-month LIBOR + 90bps – Purchased $350M of our common stock in 3Q15 – As of September 30, 2015, we had approximately $1.1B remaining under our March 2015 common stock purchase program authorizing the purchase of up to $1.8B through June 30, 20162 – Declared a common stock dividend of $0.34 per share during 3Q152 • 3Q15 highlights: – EPS of $1.16 decreased 14% from 3Q14 and 15% from 2Q15 – Total revenue of $2,647M decreased 1% from 3Q14 and 3% from 2Q15 – Total fee revenue of $2,120M increased 1% from 3Q14 and decreased 3% from 2Q15 – Total expenses of $1,877M increased 4% from 3Q14 and was flat to 2Q15 – Effective tax rate of 32.0% increased 100 bps from 3Q14 and 240bps from 2Q15 – ROE of 10.0% decreased 140bps from 3Q14 and 200bps from 2Q15 – Pre-tax operating margin of 28.9% decreased 350bps from 3Q14 and decreased 220bps from 2Q15

8 2015 YTD total fee revenue growth exceeded expense growth Revenue ($M) • YTD = year-to-date 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. Expenses ($M) Operating-Basis (Non-GAAP) Results1 +2.8% 9/30/15 YTD 5,700 9/30/14 YTD 5,543 6,182 6,413 1,6501,727 +1.8% 9/30/15 YTD 8,057 -6 9/30/14 YTD 7,913 4 Net gain/(loss) related to investment securities NIR Total fee revenue Operating Leverage, Revenue Growth (%) less Expense Growth (%) (9/30/15 YTD vs 9/30/14 YTD) Revenue Growth 2.8 -101bps Expense Growth 1.8 9/30/15 YTD vs 9/30/14 YTD 3.7% (4.5)% +91bps 2.8 3.7 Fee Revenue Growth Expense Growth Fee Revenue Growth (%) less Expense Growth (%) (9/30/15 YTD vs 9/30/14 YTD)

9 Operating-basis EPS1 decreased from 3Q14 to 3Q15 primarily driven by higher expenses, lower NIR and higher preferred dividends, partially offset by lower taxes, impact of share buyback and higher fee revenue 1.16 1.37 1.17 1.371.35 1Q15 2Q15 3Q15 vs 3Q14 -14.1% 4Q14 3Q14 3Q15 Operating-Basis EPS1 ($) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. • Operating-basis EPS1 decreased in 3Q15 from 2Q15, primarily driven by lower servicing and management fees due to lower equity markets, seasonality of securities finance revenue that occurs in the second quarter and lower NIR, partially offset by higher trading and other revenue

Operating-basis fee revenue[1] growth from 3Q14 to 3Q15 impacted by stronger U.S. dollar and lower international equity markets

Operating-Basis Revenue[1] ($M)



3Q15 vs 3Q14
-1.2%
3Q15 vs 2Q15
-3.1%
3Q15 vs 3Q14
3Q15 vs 2Q15
2,678
2,724
2,677
2,733
2,647
2,098
2,137
2,113
2,180
2,120
1% (3)%
580
587
565
556
529
(9)% (5)%
0
0
-1
-3
-2
3Q14
4Q14
1Q15
2Q15
3Q15
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Notable items in 3Q15:

- Money market fee waivers of $9.8M
- Performance fees of $1.0M

Notable variances 3Q15 vs 3Q14:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $66M[2] (including approximately $50M impact on servicing fees and approximately $11M impact on management fees) and NIR by approximately $14M[2]
- Servicing fees were ***down slightly*** primarily due to the impact of the stronger U.S. dollar and lower international equity markets, partially offset by net new business and higher transaction volumes
- Management fees were ***down 9%*** primarily due the impact of the stronger U.S. dollar, lower performance fees, and lower international equity markets
- Foreign exchange trading revenue was ***up 10%*** due to higher currency volatility and client-related volumes
- Securities finance revenue was ***up 14%*** primarily due to new business from enhanced custody
- Processing fees and other revenue was ***up 28%*** primarily reflecting the impact of certain valuation adjustments and increased revenue from bank-owned life insurance
- Net interest revenue was ***down 9%*** primarily due to lower yields from interest earning assets

Notable variances 3Q15 vs 2Q15:

- Servicing fees were ***down 2%*** and management fees were ***down 6%*** primarily due to lower global equity markets
- Foreign exchange trading revenue was ***up 6%*** due to higher direct foreign exchange revenue
- Securities finance revenue was ***down 27%*** primarily due to second-quarter seasonality
- Processing fees and other revenue was ***up 15%*** primarily reflecting the impact of certain valuation adjustments and increased revenue from bank-owned life insurance
- Net interest revenue was ***down 5%*** primarily due to persistently low market interest rates, lower deposit levels and the ongoing repositioning of the investment portfolio

NOTE: See Operating-Basis Results (non-GAAP presentation) included the Appendix for additional detail.

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 3Q14 weighted average foreign exchange rates to revenue, servicing fees, management fees and NIR for 3Q15.

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STATE STREET

11 By working with our clients, we significantly reduced the level of deposits on our balance sheet in 3Q15 221233226224218 3Q15 vs 3Q14 +1.4% 3Q15 vs 2Q15 -5.2% 3Q15 2Q15 1Q15 4Q14 3Q14 Average Earning Assets ($B) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. NIR1 and NIM1 ($M, %) Operating-Basis (Non-GAAP) Results1 529556565 587580 0.950.961.011.041.06 0 200 400 600 0.00 1.00 2.00 NIR 3Q15 vs 3Q14 -8.8% NIR 3Q15 vs 2Q15 -4.9% 3Q15 2Q15 1Q15 4Q14 3Q14 NIR NIM • The decline in deposits during 3Q15 largely occurred towards the end of the quarter, thus explaining the smaller decline in the average deposit balances versus period end balances: – Deposit balances reduced by $44B from June 30, 2015 to September 30, 2015 – Average deposit balances reduced by $7B from 2Q15 to 3Q15

Managing expenses and the impact of stronger U.S. dollar partially offset regulatory compliance expense growth

Operating-Basis Expenses[1] ($M)



3Q15 vs 3Q14
3.8%
3Q15 vs 2Q15
-0.2%
3Q15 vs 3Q14
3Q15 vs 2Q15
1,808
1,880
1,942
1,881
1,877
955
984
976
242
249
265
199
201
201
119
109
110
293
338
325
2% (1)%
10% 6%
1% 0%
(8)% 1%
11% (4)%
3Q14
4Q14
1Q15
2Q15
3Q15
Compensation and employee benefits
Information systems and communications
Transaction processing services
Occupancy
Other

Notable items in 3Q15:

- $41M gain related to a recovery from certain Lehman Brothers claims included in Other expenses
- $41M in securities processing costs included in Other expenses primarily related to a singular event

Notable variances 3Q15 vs 3Q14:

- The stronger U.S. dollar favorably impacted total expenses by approximately $63M[2]
- Compensation and employee benefits expenses were ***up 2%*** reflecting increased costs to support new business and regulatory initiatives, partially offset by the benefit of the stronger U.S. dollar and lower incentive compensation expenses
- Information systems and communication expenses were ***up 10%*** primarily reflecting increased costs to support new business and additional data center capacity
- Occupancy expenses were ***down 8%*** primarily due to the impact of the stronger U.S. dollar
- Other expenses were ***up 11%*** primarily due to higher professional services fees including costs to support regulatory initiatives, and higher securities processing costs, partially offset by recovery from certain Lehman Brothers claims and lower charitable contributions

Notable variances 3Q15 vs 2Q15:

- Compensation and employee benefits expenses were ***down 1%*** primarily due to lower incentive compensation, partially offset by the impact of an additional payroll day in the quarter and increased costs for new hires to support new business and regulatory initiatives
- Information systems and communication expenses were ***up 6%*** primarily reflecting increased costs to support new business and additional data center capacity
- Other expenses were ***down 4%*** primarily due to recovery from certain Lehman Brothers claims, partially offset by an increase of securities processing costs

NOTE: See Operating-Basis Results (non-GAAP presentation) included the Appendix for additional detail.

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 3Q14 weighted average foreign exchange rates to expenses for 3Q15.

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STATE STREET

13 1 As of period-end where applicable. 2 See Appendix included with this presentation for a description of the investment portfolio. 3 Excludes US T-Bills and Canadian T-Bills. 4 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 5 For additional information, see discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 6 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital. Continue to maintain high-quality balance sheet… 3Q151 Balance Sheet Highlights Investment portfolio2 • Continue to reposition investment portfolio in support of balance sheet optimization • Size: $97B • Credit profile: 92% rated AAA/AA • Fixed-rate/floating-rate mix: 60%/40% • Duration: 2.1 years • Unrealized after-tax mark-to-market (MTM) gain: $411M • Purchases3: $3.9B with average tax-equivalent yield of 1.24% • Discount accretion remaining and expected to accrue over the remaining lives of the former conduit securities4: $233M Interest-rate risk metrics • Economic value of equity (EVE)5 in an up 200 bps shock to quarter-end interest rate levels hypothetical scenario: (11.3)% of total regulatory capital6 • Unrealized after-tax MTM loss sensitivity in an up 100 bps shock to quarter-end interest rate levels hypothetical scenario: approximately $(1.1)B after-tax Senior secured bank loans • Size: $3.1B • Floating rate • Credit: primarily BB/B • Provision for loan losses in 3Q15: $5M • Total allowance for loan losses: $37M

…and our capital ratios remain strong

3Q15 Quarter-End Capital[1] Positions

	June 30, 2015	Sept 30, 2015
Basel III Ratios[2]:		
Common equity tier 1 ratio (advanced approaches)	12.2%	12.1%
Common equity tier 1 ratio (standardized approach)	11.6%	12.0%
Tier 1 leverage ratios:		
State Street Corporation	6.0%	6.3%
State Street Bank and Trust Company	5.7%	6.3%
Supplementary leverage ratios[3]:		
State Street Corporation	5.4%	5.7%
State Street Bank and Trust Company	5.2%	5.7%
Estimated pro forma fully phased-in Basel III ratios:		
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)[2,4]	11.4%	11.4%
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)[2,4]	10.9%	11.2%
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[3,4]		
State Street Corporation	5.1%	5.4%
State Street Bank and Trust Company	4.9%	5.4%

- 3Q15 tier 1 leverage and supplementary leverage ratios, both on actual and fully phased-in basis, increased primarily due to the decrease in client deposits during the quarter
- 3Q15 risk based ratios benefited overall from the continued repositioning of the balance sheet to achieve multiple regulatory objectives, including LCR, SLR and CCAR

14

- Refer to the Appendix included with this presentation for footnotes 1 to 4.

STATE STREET.

15 1 Includes operating-basis financial information, a non-GAAP presentation. Operating-basis financial information and financial outlook is a non-GAAP presentation. Refer to Appendix included with this presentation for an explanations of our non-GAAP measures. Operating-basis fee revenue growth outlook for 2015 compared to 2014 now likely lower than the previously communicated 4%-7% due to the recent drop in equity markets, particularly in emerging markets1 • Operating-basis fee revenue growth outlook for 2015 compared to 2014 now likely lower than the previously communicated 4%-7%: – Rapid decline in equity valuations globally, particularly in emerging markets, exacerbated impacts on revenue during 3Q15; average equity market levels are now lower than the average equity market assumptions communicated on January 23, 2015 – Stronger than anticipated US dollar: 2015 YTD average USD v Euro was 1.12 versus the 1.16 2015 full-year assumption communicated on January 23, 2015 – Multiple factors, including market conditions, equity market levels, foreign exchange rates, trading volumes and volatilities, investment flows and net new business, could impact our 4Q15 operating-basis fee revenue results relative to prior expectations • Previously communicated outlook for 2015 operating-basis total fee revenue growth outpacing operating-basis expense growth, each relative to 2014, by 200bps will be more challenging to achieve: – Our original assumption for achieving this outlook depended on total fee revenue growth of at least 4% in 2015, compared to 2014 • Expect full year 2015 operating-basis NIR to be near the lower end of $2.16B to $2.22B primarily reflecting our successful effort in reducing deposits and continued low market interest rates • Continue to expect an operating- basis effective tax rate of 30%-32% for full year 2015: – Operating-basis effective tax rate was 30.0% for the first nine months of 2015 – Expect an operating-basis effective tax rate of 33%-34% for 4Q15

16 Continue to focus on 2015 goals to deliver shareholder value in a challenging environment • While lower equity markets impacted 3Q15 results, we continue to focus on key priorities: – Delivering value-added solutions to our clients – Investing in growth initiatives – Diligently managing expenses – Returning capital to shareholders • Pleased with significant progress in reducing deposits in 3Q15

17 Appendix Impact of Currency Translation 18-21 Footnotes to Slide 14 22-23 Operating-Basis (Non-GAAP) Results 24-27 Investment Portfolio 28-32 Definition of Metrics 33-34 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations 35-36

18 Impact of Currency Translation

19 3Q15 operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by currency translation when compared to 3Q142 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 3Q14 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 3Q15. 3 Includes approximately $50M impact on servicing fees and approximately $11M impact on management fees. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 2,1202,098+4.2% 3Q15 Excluding FX Impact 2,186 66 Impact of Currency Translation 663 3Q15 Reported 3Q14 Reported Operating-Basis Expense1 ($M) 52958-6.4% 3Q15 Excluding FX Impact 543 14 Impact of Currency Translation 14 3Q15 Reported 3Q14 Reported 2,6472,678+1.8% 3Q15 Excluding FX Impact 2,727 80 Impact of Currency Translation 80 3Q15 Reported 3Q14 Reported 1,8771,808 +7.3% 3Q15 Excluding FX Impact 1,940 63 Impact of Currency Translation 63 3Q15 Reported 3Q14 Reported

20 Impact of currency translation is minor on 3Q15 when compared to 2Q152 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 2Q15 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 3Q15. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 2,1202,180 2,125 5 3Q15 Excluding FX Impact 5 3Q15 Reported 2Q15 Reported -2.5% Operating-Basis Expense1 ($M) 529556 3Q15 Excluding FX Impact Impact of Currency Translation 1 530 -4.7% 2Q15 Reported 1 3Q15 Reported 2,647 2,733 6 3Q15 Excluding FX Impact -2.9% 6 3Q15 Reported 2,653 Impact of Currency Translation 2Q15 Reported 1,8771,881 5 3Q15 Reported 5 3Q15 Excluding FX Impact 1,882 Impact of Currency Translation 2Q15 Reported +0.1%

21 9/30/15 YTD operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by foreign exchange translation when compared to 9/30/14 YTD2 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 9/30/14 YTD weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 9/30/15 YTD. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 6,4136,182 +7.2% 9/30/15 YTD Excluding FX Impact 6,625 212 Impact of Currency Translation 212 9/30/15 YTD Reported 9/30/14 YTD Reported Operating-Basis Expense1 ($M) 1,6501,727 -1.9% 9/30/15 YTD Excluding FX Impact 1,695 45 Impact of Currency Translation 45 9/30/15 YTD Reported 9/30/14 YTD Reported 8,0577,913 +5.1% 9/30/15 YTD Excluding FX Impact 8,314 257 Impact of Currency Translation 257 9/30/15 YTD Reported 9/30/14 YTD Reported 5,7005, 43 9/30/15 YTD Excluding FX Impact +6.5% 5,905 205 Impact of Currency Translation 205 9/30/15 YTD Reported 9/30/14 YTD Reported

22 Footnote to Slide 14

23 Footnotes to slide 14 1Unless otherwise specified, all capital ratios referenced on slide 14 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to elsewhere in the Appendix to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. All capital ratios are presented as of quarter-end. The advanced approaches-based ratios (actual and estimated) presented in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 2Provisions of the Basel III final rule, issued by U.S. banking regulators in July 2013, become effective under a transition t imetable which began on January 1, 2014. We have used the advanced approaches provided in the Basel III final rule to calculate our regulatory capital ratios beginning with the second quarter of 2014. Beginning with the first quarter of 2015, we began to also use the standardized approach provided in the Basel III final rule to calculate our regulatory capital ratios. The lower of our regulatory capital ratios calculated under the Basel III advanced approaches and those ratios calculated under the standard approach applied in the assessment of our capital adequacy for regulatory purposes. 3In 2014, U.S. banking regulators issued final rules implementing a supplementary leverage ratio, or SLR, for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to these final rules as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, (i) State Street Bank must maintain an SLR of at least 6% to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework and (ii) if State Street maintains an SLR of at least 5%, it is not subject to limitations on distribution and discretionary bonus payments under the SLR final rule. Beginning with reporting for March 31, 2015, State Street is required to include SLR disclosures with its other Basel disclosures. 4The estimated pro forma fully phased-in Basel III common equity tier 1 ratios (advanced approaches and standardized approach) and the estimated pro forma fully phased-in supplementary leverage ratios as of June 30, 2015 and September 30, 2015 (as the case may be) are preliminary estimates by State Street, calculated, as applicable, in conformity with the advanced approaches or standardized approach, as the case may be, in the Basel III final rule, based on our interpretations of the Basel III final rule and the SLR final rule, as of July 24, 2015 and October 23, 2015, respectively, and as applied to our businesses and operations as of June 30, 2015 and September 30, 2015, respectively. The Basel III advanced approaches used both in the calculation of the common equity tier 1 ratio and the SLR will be fully phased in as of January 1, 2019 and January 1, 2018, respectively, as per Basel III phase-in requirements for capital. Refer to the addendum linked to this presentation for reconciliations of these ratios.

24 Operating- Basis (non- GAAP) Results

25 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Summary of Operating-Basis (Non-GAAP) Results1 % Change $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 vs 3Q14 3Q15 vs 2Q15 9/30/14 YTD 9/30/15 YTD 9/30/15 YTD vs 9/30/14 YTD Revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 2,733$ 2,647$ (1.2)% (3.1)% 7,913$ 8,057$ 1.8% Expenses 1,917 1,818 1,808 1,880 1,942 1,881 1,877 3.8 (0.2) 5,543 5,700 2.8 EPS 0.99 1.39 1.35 1.37 1.17 1.37 1.16 (14.1) (15.3) 3.72 3.70 (0.5) ROE 8.8% 11.9% 11.4% 11.6% 10.4% 12.0% 10.0% 10.7% 10.8% NIM 1.24 1.12 1.06 1.04 1.01 0.96 0.95 1.13 0.97 Pre-tax operating margin 25.0 32.0 32.4 30.8 27.3 31.1 28.9 29.9 29.1 Operating leverage (498) bps (294) bps (101) bps Average diluted common shares outstanding (in thousands) 438.8 435.3 429.7 424.3 418.8 416.7 412.2 434.5 415.8 % ChangeQuarters Period

26 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information Operating-Basis (Non-GAAP) Revenue1 % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 vs 3Q14 3Q15 vs 2Q15 9/30/14 YTD 9/30/15 YTD 9/30/15 YTD vs 9/30/14 YTD Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 1,325$ 1,294$ (0.6)% (2.3)% 3,828$ 3,892$ 1.7% Management fees 292 300 316 299 301 304 287 (9.2) (5.6) 908 892 (1.8) Trading services 253 260 278 293 324 281 294 5.8 4.6 791 899 13.7 Securities finance revenue 85 147 99 106 101 155 113 14.1 (27.1) 331 369 11.5 Processing fees and other 113 108 103 138 114 115 132 28.2 14.8 324 361 11.4 Total fee revenue 1,981 2,103 2,098 2,137 2,113 2,180 2,120 1.0 (2.8) 6,182 6,413 3.7 Net interest revenue (NIR) 572 575 580 587 565 556 529 (8.8) (4.9) 1,727 1,650 (4.5) Net gain/(loss) related to investment securities 6 (2) - - (1) (3) (2) - - 4 (6) - Total revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 2,733$ 2,647$ (1.2)% (3.1)% 7,913$ 8,057$ 1.8% % Change PeriodQuarters

27 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information Operating-Basis (Non-GAAP) Expenses1 % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 vs 3Q14 3Q15 vs 2Q15 9/30/14 YTD 9/30/15 YTD 9/30/15 YTD vs 9/30/14 YTD Compensation and employee benefits 1,085$ 974$ 955$ 962$ 1,088$ 984$ 976$ 2.2% (0.8)% 3,014$ 3,048$ 1.1% Information systems and communications 244 244 242 246 247 249 265 9.5 6.4 730 761 4.2 Transaction processing services 191 193 199 201 197 201 201 1.0 0.0 583 599 2.7 Occupancy 114 115 119 113 113 109 110 (7.6) 0.9 348 332 (4.6) Other 283 292 293 358 297 338 325 10.9 (3.8) 868 960 10.6 Total operating-basis expenses 1,917$ 1,818$ 1,808$ 1,880$ 1,942$ 1,881$ 1,877$ 3.8% (0.2)% 5,543$ 5,700$ 2.8% % Change PeriodQuarters

28 Investment Portfolio

29 1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. Investment portfolio consists of government & agency, structured securities and unsecured credit Balances1 as of September 30, 2015 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages (MBS & CMBS) Small Business Administration loans Organization for Economic Cooperation and Development (OECD) governments Federal Family Education Loan Program (FFELP) student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $53 billion $29 billion $15 billion

Investment portfolio has high quality assets

Investment Portfolio Assets[1] ($B)

- 92.1% rated AAA/AA
- Unrealized after-tax mark-to-market (MTM) gain of $411 million[2]

- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[3]	AAA	AA	A	BBB	<BBB	Not Rated[4]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
09/30/15	$39.7	$36.5	$13.0	$4.8	$1.7	$1.1	$0.1	$96.9	$411
	41%	38%	13%	5%	2%	1%	0%	100%	
12/31/14	$36.4	$45.8	$18.6	$7.2	$2.2	$1.6	$0.1	$111.9	$487
	32%	41%	17%	6%	2%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 9/30/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $409 million, after-tax unrealized gain on securities held to maturity of $44 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(42) million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

30

STATE STREET.

Investment portfolio has high quality assets across asset classes

Holdings by Asset Class as of September 30, 2015

	Ratings										
	UST/AGY[3]	AAA	AA	A	BBB	<BBB	NR[4]	Book Value ($)[1]	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)[2]	Fixed Rate/ Floating Rate
Government & agency securities	**85%**	**9%**	**3%**	**3%**	**—**	**—**	**—**	**$25.0**	**25.8%**	**$100**	**97% / 3%**
Asset-backed securities	**—**	**78%**	**16%**	**3%**	**1%**	**2%**	**—**	**30.2**	**31.2**	**(31)**	**7% / 93%**
Student loans	—	57%	41%	2%	—	—	—	9.4	31.1	(124)	
Credit cards	—	100%	—	—	—	—	—	3.6	11.9	(15)	
Auto & equipment	—	95%	5%	—	—	—	—	3.6	11.9	(3)	
Non-US residential mortgage backed securities	—	85%	6%	5%	1%	3%	—	10.6	35.1	91	
Collaberalized loan obligation	—	99%	1%	—	—	—	—	2.3	7.6	34	
Sub-prime	—	6%	7%	26%	14%	47%	—	0.5	1.7	(17)	
Other	—	—	—	25%	75%	—	—	0.2	0.7	3	
Mortgage-backed securities	**90%**	**7%**	**—**	**—**	**1%**	**2%**	**—**	**20.5**	**21.2**	**131**	**84% / 16%**
Agency MBS	100%	—	—	—	—	—	—	18.4	90.2	117	
Non-agency MBS	—	68%	5%	3%	6%	18%	—	2.1	9.8	14	
CMBS	**7%**	**80%**	**7%**	**4%**	**—**	**2%**	**—**	**3.3**	**3.4**	**7**	**65% / 35%**
Corporate bonds	**—**	**—**	**12%**	**53%**	**34%**	**1%**	**—**	**3.6**	**3.7**	**24**	**95% / 5%**
Covered bonds	**—**	**100%**	**—**	**—**	**—**	**—**	**—**	**3.3**	**3.4**	**14**	**17% / 83%**
Municipal bonds	**—**	**25%**	**68%**	**7%**	**—**	**—**	**—**	**7.5**	**7.7**	**160**	**99% / 1%**
Clipper tax-exempt bonds/other	**—**	**41%**	**44%**	**14%**	**—**	**—**	**1%**	**3.5**	**3.6**	**6**	**25% / 75%**
TOTAL PORTFOLIO	**41%**	**38%**	**13%**	**5%**	**2%**	**1%**	**0%**	**$96.9**	**100.0%**	**$411**	**60% / 40%**

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 9/30/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $409 million, after-tax unrealized gain on securities held to maturity of $44 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(42) million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

31

STATE STREET

Investment portfolio has high quality assets among Non-U.S. investments

Non-U.S. Investment as of September 30, 2015

September 30, 2015	Book Value ($B)	Average Rating	Book Value ($B) Gov't/ Agency [1]	ABS FRMBS	ABS All Other	Corporate Bonds	Covered Bonds	Other
United Kingdom	$ 7.3	AAA	$ -	$ 4.9	$ 1.7	$ 0.2	$ 0.5	$ -
Australia	4.6	AAA	0.3	2.0	0.4	0.1	0.8	1.0
Netherlands	3.1	AAA	-	2.8	0.2	-	0.1	-
Canada	2.5	AAA	1.8	-	-	0.2	0.5	-
Germany	2.0	AAA	0.1	-	1.9	-	-	-
France	1.1	AAA	-	0.2	0.3	0.1	0.5	-
Japan	0.8	A	0.8	-	-	-	-	-
Korea	0.8	AA	0.8	-	-	-	-	-
Italy	0.4	AA	-	0.4	-	-	-	-
Norway	0.6	AAA	-	-	0.1	-	0.5	-
Finland	0.3	AAA	-	-	0.1	-	0.2	-
Spain	0.3	A	-	0.1	0.2	-	-	-
Ireland	0.1	B	-	0.1	-	-	-	-
Portugal	0.1	BB	-	0.1	-	-	-	-
Other	0.4	AAA	0.1	-	-	0.1	0.2	-
Non-U.S. Investments [2]	**$ 24.4**		**$ 3.9**	**$ 10.6**	**$ 4.9**	**$ 0.7**	**$ 3.3**	**$ 1.0**
U.S. Investments	72.5							
Total Portfolio	**$ 96.9**							


AAA, 81.8%
AA, 7.8%
A, 7.6%
BBB 1.3%
BB, 0.8%
<BB, 0.7%


Gov't/Agency, 16.0%
ABS/FRMBS, 43.4%
ABS All Other, 20.1%
Corporate, 2.9%
Covered, 13.5%
Other, 4.1%

1 Sovereign debt is reflected in the government agency column.

2 Country of collateral used except for corporates where country of issuer is used; excludes equity securities of approximately $10.3 million.

32

STATE STREET

33 Definition of Metrics

34 Definition of Metrics Earnings per share (EPS) Net income available to common shareholders divided by average common shares outstanding Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Pre-tax operating margin Income before income tax expense divided by total revenue Net interest margin (NIM) Net interest revenue divided by average earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis

35 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations

36 Non-GAAP measures, regulatory capital ratios and reconciliations In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, and used in the calculation of identified capital ratios, management also presents results on a non- GAAP, or “operating” basis, as it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax- advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street’s normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in conformity to GAAP. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and is of interest to investors. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum linked to this presentation for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.